UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2004

CALPINE CORPORATION

(A Delaware Corporation)

Commission File Number: 001-12079

I.R.S. Employer Identification No. 77-0212977

50 West San Fernando Street

San Jose, California 95113

Telephone: (408) 995-5115

ITEM 5. OTHER EVENTS

NEWS RELEASE

CONTACTS: (408) 995-5115

Media Relations: Katherine Potter, Ext. 1168

Investor Relations: Rick Barraza, Ext. 1125

Calpine to Raise $223 Million from Sale of Rocky Mountain Gas Reserves

(SAN JOSE, Calif.) /PR Newswire - First Call/ Aug. 20, 2004 - Calpine Corporation [NYSE:CPN] has entered into two agreements to sell its Rocky Mountain natural gas reserves in the Colorado Piceance Basin and New Mexico San Juan Basin for approximately $223 million. Two U.S. gas companies will acquire these assets for approximately $140 million and approximately $83 million, respectively, less adjustments to reflect a July 1, 2004 effective date. Combining the proceeds from these sales with the proceeds from its recently announced Canadian gas reserves sale, Calpine will raise nearly $850 million.

"Calpine's Rocky Mountain sale demonstrates our continued ability to realize added value in today's robust gas market," stated Bill Berilgen, Calpine's executive vice president and head of natural gas operations. "Moving forward, exploration and production remains an integral part of our existing and future strategy in the power sector. Our Rocky Mountain E&P team will continue to enhance Calpine's technical competitive edge and support our North American natural gas and power operations."

The company's Rocky Mountain assets being sold represent approximately 120 billion cubic feet equivalent of proved gas reserves, producing approximately 16.3 million net cubic feet equivalent per day of gas. Net proceeds from these sales will be used to reduce the amount outstanding under Calpine's existing $500 million first lien indebtedness. The company expects to close the transactions in early September pending regulatory approvals and other conditions of closing.

Calpine Corporation, celebrating its 20th year in power, is a leading North American power company dedicated to providing electric power to customers from clean, efficient, natural gas-fired and geothermal power plants. The company generates power at plants it owns or leases in 21 states in the United States, three provinces in Canada and in the United Kingdom. The company is listed on the S&P 500 and was named FORTUNE's 2004 Most Admired Energy Company. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information, visit www.calpine.com.

This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity; (ii) other risks identified from time-to-time in the Company's reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2003 and in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, which can also be found on the Company's website at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

By: /s/ Charles B. Clark, Jr.

Charles B. Clark, Jr.
Senior Vice President and Controller
Chief Accounting Officer

Date: August 20, 2004